Exhibit 99.1

Checkmate Pharmaceuticals Announces Clinical Collaboration with Bristol Myers Squibb to Evaluate CMP-001 in Combination with Nivolumab

CAMBRIDGE, Mass., December 8, 2020 – Checkmate Pharmaceuticals, Inc. (NASDAQ: CMPI) (“Checkmate Pharmaceuticals”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced it has entered into a clinical collaboration agreement with Bristol Myers Squibb (NYSE: BMY) to evaluate the combination of Checkmate Pharmaceuticals’ CMP-001, a Toll-like receptor 9 (TLR9) agonist, and Bristol Myers Squibb’s Opdivo® (nivolumab), a PD-1 blocking antibody.

The companies will collaborate on two trials: (a) a single arm Phase 2 study of CMP-001 in combination with nivolumab in subjects with unresectable or metastatic melanoma that is refractory to PD-1 blockade as monotherapy or in combination with other therapies, and (b) a randomized Phase 2 study of first-line CMP-001 in combination with nivolumab compared to nivolumab monotherapy in subjects with unresectable or metastatic melanoma. For both trials, under the terms of the agreement, Checkmate Pharmaceuticals will be the sponsor and Bristol Myers Squibb will supply nivolumab.

“This collaboration between Checkmate Pharmaceuticals and Bristol Myers Squibb underscores our mutual dedication to advancing the impact of immunotherapy for the benefit of patients living with melanoma and other types of cancer,” said Barry Labinger, President and Chief Executive Officer of Checkmate Pharmaceuticals. “We believe that CMP-001 in combination with Opdivo offers promise for patients and we are pleased to be working together with Bristol Myers Squibb on this important pursuit.”

Opdivo® is a registered trademark of Bristol Myers Squibb.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, CMP-001, is an advanced generation TLR9 agonist delivered as a biologic virus-like particle designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and Linkedin), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. These statements include those regarding our product candidate, including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of data; and expectations regarding the timing, initiation, implementation and success of its planned clinical trials for CMP-001, and the benefits and related implications of current and future partnerships and/or collaborations. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 dated November 13, 2020, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act 1933, as amended, which is available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Investor Contact

Kleem Chaudhary

Chief Business Officer

kleem@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall

781-235-3060

ksharma@macbiocom.com